Exhibit 99.3

PSPP Holdings, Inc and Subsidiaries
Proforma Consolidated Balance Sheets

Assets

	PSPP Holdings, Inc.	ECV Holdings, Inc	Consolidated Proforma
	6/30/2008	6/30/2008	6/30/2008
	Unaudited	Unaudited	Unaudited
Current assets
Cash	$7	$1,483,728	$1,483,735
Accounts receivable	-	122,758	122,758
Prepaid expenses	-	33,452	33,452
Ledger accounts	-	48,287	48,287
Inventory	-	1,469	1,469

Total current assets	7	1,689,694	1,689,701

Fixed assets
Construction in progress (PIP)	-	295,669	295,669
Furniture and fixtures	-	3,720,925	3,720,925
Less: accumulated depreciation	-	(605,956)	(605,956)

Total fixed assets	-	3,410,639	3,410,639

Other assets
Investments	58,000	-	58,000
Franchise fee, net	-	135,900	135,900
Deposits	-	41,103	41,103

Total other assets	58,000	177,003	235,003

Total assets	$58,007	$5,277,336	$5,335,343

The financial information presented herein has been prepared by management without audit by independent certified public accountants

PSPP Holdings, Inc and Subsidiaries
Proforma Consolidated Balance Sheets

Liabilities and Stockholders' Equity

	PSPP Holdings, Inc.	ECV Holdings, Inc	Consolidated Proforma
	6/30/2008	6/30/2008	6/30/2008
	Unaudited	Unaudited	Unaudited
Current liabilities
Accounts payable and accrued expenses	$-	$948,456	$948,456
Loans payable	294,561	-	294,561
Accrued salaries and wages	-	100,171	100,171
Management fees payable	-	37,029	37,029
Taxes payable, rooms	-	67,828	67,828
Taxes payable, other	-	273,511	273,511

Total liabilities	294,561	1,426,995	1,721,556

Long term liabilities
Advances from shareholder	-	260,000	260,000

Total liabilities	294,561	1,686,995	1,981,556

Commitments and contingencies	-	-	-

Stockholders' equity
Preferred stock	10,000	-	10,000
Common stock	680	-	680
Additional paid-in capital	5,457,150	4,338,797	9,795,947
Accumulated deficit	(5,704,384)	(748,456)	(6,452,840)

Total stockholders' equity	(236,554)	3,590,341	3,353,787

Total liabilities and stockholders' equity	$58,007	$5,277,336	$5,335,343

The financial information presented herein has been prepared by management without audit by independent certified public accountants

PSPP Holdings, Inc and Subsidiaries
Proforma Consolidated Statements of Operations

	For the three	For the three	For the six	For the six
	months ended	months ended	months ended	months ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
	Unaudited	Unaudited	Unaudited	Unaudited
Revenue
Rooms	$2,996,922	$1,370,371	$5,931,122	$2,515,411
Food and beverage	28,929	28,233	66,160	47,520
Other income	256,295	29,715	487,558	149,870

Total operating revenue	3,282,146	1,428,319	6,484,840	2,712,801

Operating expenses
Rooms	781,605	318,803	1,461,848	584,931
Food and beverage	8,454	3,675	22,665	6,663
Rent	825,366	615,673	1,897,518	1,140,135
Management and franchise fees	342,260	225,264	767,853	408,092
General and administrative	257,495	98,823	539,928	179,193
Depreciation and amortization	180,531	11,031	361,061	22,063
Other expenses	511,535	216,234	1,319,632	415,758

Total operating expenses	2,907,246	1,489,503	6,370,505	2,756,835

Income (loss) from operations	374,901	(56,069)	114,335	(121,309)

Other income (expenses)
Forgiveness of debt income	255,189	-	255,189	-
Write-off of investments	(300,000)	-	(300,000)	-
Interest income	531	1,460	1,193	1,997
Interest expense	(7,072)	-	(399,464)	(25,105)

Total other (income) expense	(51,352)	1,460	(443,082)	(23,108)

Income (loss) before provision
for income taxes	323,549	(54,609)	(328,747)	(144,417)

Provision for income taxes	-	-	-	-

Net income (loss)	$323,549	$(54,609)	$(328,747)	$(144,417)

Weighted average number of common
shares outstanding	644,499	574,994	671,750	574,994

Basic and diluted (loss) per common share	$0.50	$(0.09)	$(0.49)	$(0.25)

The financial information presented herein has been prepared by management without audit by independent certified public accountants

PSPP Holdings, Inc and Subsidiaries
Proforma Consolidated Statements of Cash Flows

	For the six	For the six
	months ended	months ended
	June 30, 2008	June 30,2007
	Unaudited	Unaudited
Operating activities:
Net loss	$(336,201)	$(37,037)
Adjustments to reconcile net loss from operations to
net cash used in operating activities:
Depreciation and amortization	380,693	24,213
(Increase) decrease in:
Accounts receivable	(14,936)	(16,781)
Prepaid expenses	101,038	(15,306)
Ledger accounts	130,738	(17,963)
Inventory	(1,469)	(29,999)
Escrow reserves	(54,956)	17,723
Deposits	(23,691)	-
Increase (decrease) in:
Accounts payable and accrued expenses	421,144	118,550
Accrued salaries and wages	9,027	7,705
Management fees payable	(70)	10,357
Taxes payable, rooms	(1,386)	(35,891)
Taxes payable, other	127,373	119,532
Other	235,082	-
Net cash provided by operating activities	972,385	145,103

Cash flows from investing activates
Construction costs	(295,669)	-
Net cash used in investing activities	(295,669)	-

Cash flows from financing activities
Settlement: legal	-	4,895
Increase in loans	-	(53,452)
Capital contributions	-	3,000
Net cash (used in) financing activities	-	(45,557)

Net increase in cash and cash equivalents	676,716	99,546
Cash and cash equivalents, beginning of period	807,012	347,021
Cash and cash equivalents, end of period	$1,483,728	$446,567

Supplemental disclosure of cash flow information:
Interest paid	392,392	-
Taxes paid	$-	$-

The financial information presented herein has been prepared by management without audit by independent certified public accountants

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